Exhibit 99.3
Broadcom Corporation

Offer to Exchange

$300,000,000 aggregate principal amount of 1.500% Senior Notes due 2013
(CUSIPs 111320AA5 and US111320AA55)

for

$300,000,000 aggregate principal amount of 1.500% Senior Notes due 2013
(CUSIP 111320AB3)
that have been registered under the Securities Act of 1933, as Amended

and

$400,000,000 aggregate principal amount of 2.375% Senior Notes due 2015
(CUSIPs 111320AC1 and US111320AC12)

for

$400,000,000 aggregate principal amount of 2.375% Senior Notes due 2015
(CUSIP 111320AD9)
that have been registered under the Securities Act of 1933, as Amended

Pursuant to the Prospectus, dated          , 2011

THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON          , 2011, UNLESS THE COMPANY EXTENDS OR EARLIER TERMINATES THE EXCHANGE OFFERS. IF THE COMPANY EXTENDS THE EXCHANGE OFFERS, THE TERM “EXPIRATION DATE” MEANS THE LATEST TIME AND DATE TO WHICH THE EXCHANGE OFFERS ARE EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE.

To Our Clients:

Enclosed for your consideration is a Prospectus, dated          , 2011 (the “Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offers”) of Broadcom Corporation (the “Company”) to exchange (i) an aggregate principal amount of up to $300,000,000 1.500% Senior Notes due 2013 (the “2013 New Notes”), that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Company’s outstanding unregistered 1.500% Senior Notes due 2013 (the “2013 Old Notes”) issued on November 1, 2010 and (ii) an aggregate principal amount of up to $400,000,000 2.375% Senior Notes due 2015 (the “2015 New Notes,” and together with the 2013 New Notes, the “New Notes”), that have been registered under the Securities Act, for a like principal amount of its outstanding unregistered 2.375% Senior Notes due 2015 (the “2015 Old Notes,” and together with the 2013 Old Notes, the “Old Notes”), issued on November 1, 2010, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Exchange Offers are being made to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of November 1, 2010, by and among the Company and the initial purchasers referred to therein.

This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offers. The Exchange Offers will expire at 5:00 p.m., New York City time, on          , 2011, unless extended or earlier terminated by the Company. If the Company extends the Exchange Offers, the term “Expiration Date” means the latest time and date to which the Exchange Offers is extended. Any Old Notes tendered pursuant to the Exchange Offers may be withdrawn at any time prior to the Expiration Date.

Your attention is directed to the following:

1. The Exchange Offers are for any and all outstanding Old Notes.

2. The Exchange Offers are subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offers — Conditions to the Exchange Offers.”

3. Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

4. The Exchange Offers expire at 5:00 p.m., New York City time, on , 2011, unless extended or earlier terminated by the Company.

If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFERS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offers made by Broadcom Corporation with respect to the Old Notes.

This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer all right, title and interest in the Old Notes and to acquire the New Notes, issuable upon the exchange of such Old Notes, and that, when such validly tendered Old Notes are accepted by the Company for exchange, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

By completing, executing and delivering these Instructions, the undersigned hereby (i) makes the acknowledgments, representations and warranties referred to above, (ii) instructs you to tender the Old Notes held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal and (iii) expressly agrees to be bound by the Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

Please tender the Old Notes held by you for my account as indicated below:

1.500% SENIOR NOTES DUE 2013
Old Notes are
to be Tendered
Certificate Numbers*	Principal Amount**	(‘‘Yes” or “No”)***

* Need not be completed if 2013 Old Notes are being tendered by book-entry transfer.
** Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the 2013 Old Notes represented by the 2013 Old Notes indicated in column 2. See Instruction 2 of the Letter of Transmittal. 2013 Old Notes tendered hereby must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000. See Instruction 1 of the Letter of Transmittal.

*** Unless otherwise indicated, “yes” will be assumed.

☐  Please do not tender any 2013 Old Notes held by you for my account.

2.375% SENIOR NOTES DUE 2015
Old Notes are
to be Tendered
Certificate Numbers*	Principal Amount**	(“Yes” or “No”)***

* Need not be completed if 2015 Old Notes are being tendered by book-entry transfer.
** Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the 2015 Old Notes represented by the 2015 Old Notes indicated in column 2. See Instruction 2 of the Letter of Transmittal. 2015 Old Notes tendered hereby must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000. See Instruction 1 of the Letter of Transmittal.

*** Unless otherwise indicated, “yes” will be assumed.

☐  Please do not tender any 2015 Old Notes held by you for my account.

Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

My Account Number With You:

Dated:	, 2011

(Must be signed by the registered holder(s) of the Old Notes, or if signed by a person other than the registered holder(s) of any certificate(s), such certificate(s) must be endorsed or accompanied by appropriate bond powers, in either case, signed exactly as its (their) name(s) appear(s) on certificate(s) or on a security position listing, and such certificate(s) must be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title next to his or her name above and, unless waived by the Company, submit proper evidence satisfactory to the Company of such person’s authority to so act. See Instruction 3 to the Letter of Transmittal.)

None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

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